Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom Letterhead]

December 20, 2010

PMC-Sierra, Inc.

3975 Freedom Circle

Santa Clara, CA, 95054

Re:	PMC-Sierra, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to PMC-Sierra, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 1,137,572 shares of Common Stock, par value $0.001 per share (the “Common Stock”), under the Wintegra, Inc. 2006 Amended and Restated Equity Incentive Plan (the “Plan”).

The shares issuable under the Plan are being registered on the Registration Statement in connection with the consummation of the merger of Rosewood Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), with and into Wintegra, Inc., a Delaware corporation (“Wintegra”), pursuant to an Agreement and Plan of Merger, dated as of October 21, 2010, and amended as of November 18, 2010 (the “Merger Agreement”), by and among the Company, Merger Sub, Wintegra and a representative of certain Wintegra equityholders.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the Amended and Restated Bylaws of the Company, as currently in effect; (iv) a specimen certificate evidencing the Common Stock; (v) the Plan; (vi) the Merger Agreement; and (vii) certain resolutions of the board of directors of the Company, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Stock and related matters, and the Registration Statement with respect to the Common Stock to be issued under the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

PMC-Sierra, Inc.

December 20, 2010

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and (iii) the merger was completed in accordance with the terms and conditions of the Merger Agreement. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) the shares of Common Stock issuable pursuant to the Plan have been issued and paid for upon the terms and conditions of the Plan, such shares of Common Stock shall have been validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP